Exhibit 99.1

Belden Reports First Quarter 2025 Results

St. Louis, Missouri – May 1, 2025 - Belden Inc. (NYSE: BDC) (“Belden” or the “Company”), a leading global supplier of complete connection solutions, today reported fiscal first quarter results for the period ended March 30, 2025.

First Quarter 2025 Highlights
•Revenues of $625 million, up 17% y/y and up 11% y/y organically
•GAAP EPS of $1.27, up 41% y/y
•Adjusted EPS of $1.60, up 29% y/y
•Repurchased 0.8 million shares for $85 million during the quarter, and 1.0 million shares for $100 million year-to-date through April 30, 2025

“Thanks to the efforts of our team, Belden had a strong start to the year with revenues up 17%, combined with expanding margins,” said Ashish Chand, President and CEO of Belden. “Demand remains steady as customers navigate a period of increased uncertainty, with total orders up modestly on a sequential basis and up 18% compared to the prior year. I am pleased to see sustained organic growth, up 11% for the quarter, with expansion in both segments. We continue to capitalize on our solid balance sheet, utilizing $100 million towards share repurchases year-to-date, further reducing our share count by 1.0 million shares.”

First Quarter 2025

Revenues for the quarter increased $89 million, or 17%, to $625 million from $536 million in the year-ago period. Revenues increased 11% organically, with Automation Solutions up 16% and Smart Infrastructure Solutions up 6%. Net income was $52 million, compared to $37 million in the year-ago period. Net income as a percentage of revenues was 8.3%, compared to 7.0% in the year-ago period. EPS totaled $1.27 for the quarter, compared to $0.90 in the year-ago period.

Adjusted EBITDA was $104 million, up $19 million, or 23%, compared to $85 million in the year-ago period. Adjusted EBITDA margin was 16.6%, up 80 bps, compared to 15.8% in the year-ago period. Adjusted EPS was $1.60, increasing 29% compared to $1.24 in the year-ago period. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

Outlook

We have executed well amid ongoing macroeconomic challenges; however, our customers still face heightened uncertainty as they navigate this rapidly changing environment. Assuming the continuation of current market conditions, Revenues for the second quarter are expected to be between $645 million and $660 million, representing a 7% to 9% increase over the prior-year quarter. GAAP EPS is expected to be between $1.25 and $1.35, representing a 5% to 13% increase over the prior-year quarter. Adjusted EPS is expected to be between $1.67 and $1.77, representing an 11% to 17% increase over the prior-year quarter.

“Our strategy of anchoring our solutions around the most critical customer challenges is yielding measurable results,” said Dr. Chand. “As customers work through today’s complex environment, our solutions and product portfolio are ideally aligned to capitalize on reindustrialization trends and the need for digitization and automation across many markets. A significant opportunity for our customers lies in establishing seamless IT/OT convergence, and we continue to invest in combining our automation and smart infrastructure technologies to enable this transformation in a differentiated manner. We have strong conviction in the long-term growth potential of our core markets, the operational discipline of our team, and our ability to deploy capital strategically to drive growth, enhance shareholder returns, and compound value over time.”

Second Quarter 2025:
Guidance
Revenues (million)	$645 - $660
GAAP EPS	$1.25 - $1.35
Adjusted EPS	$1.67 - $1.77

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss the results. The listen-only audio of the conference call will be broadcast live online at https://investor.belden.com. The dial-in number for participants is 1-888-254-3590 with confirmation code 5489812. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Earnings per Share (EPS) and Organic Growth

All references to EPS within this earnings release refer to net income per diluted share attributable to Belden stockholders. Organic growth is calculated as the change in revenues excluding the impacts from currency exchange rates, copper prices, acquisitions, and divestitures.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 30, 2025	March 31, 2024

	(In thousands, except per share data)
Revenues	$624,861	$535,675
Cost of sales	(379,021)	(334,079)
Gross profit	245,840	201,596
Selling, general and administrative expenses	(131,522)	(110,768)
Research and development expenses	(28,417)	(26,999)
Amortization of intangibles	(13,275)	(10,809)
Operating income	72,626	53,020
Interest expense, net	(10,104)	(7,582)
Non-operating pension benefit (cost)	(441)	231
Income before taxes	62,081	45,669
Income tax expense	(10,144)	(8,360)
Net income	51,937	37,309
Less: Net loss attributable to noncontrolling interest	—	(4)
Net income attributable to Belden stockholders	$51,937	$37,313

Weighted average number of common shares and equivalents:
Basic	40,166	40,986
Diluted	40,844	41,491

Basic income per share attributable to Belden stockholders	$1.29	$0.91

Diluted income per share attributable to Belden stockholders	$1.27	$0.90

Common stock dividends declared per share	$0.05	$0.05

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Smart Infrastructure Solutions	Automation Solutions

	(In thousands, except percentages)

For the three months ended March 30, 2025
Segment Revenues	$274,050	$350,811
Segment EBITDA	31,135	73,325
Segment EBITDA margin	11.4%	20.9%
Depreciation expense	6,572	7,324
Amortization of intangibles	8,656	4,619
Amortization of software development intangible assets	18	2,595
Severance, restructuring, and acquisition integration costs	957	741
Adjustments related to acquisitions and divestitures	—	298

For the three months ended March 31, 2024
Segment Revenues	$234,089	$301,586
Segment EBITDA	25,788	58,745
Segment EBITDA margin	11.0%	19.5%
Depreciation expense	6,305	7,160
Amortization of intangibles	5,719	5,090
Amortization of software development intangible assets	—	2,713
Severance, restructuring, and acquisition integration costs	1,590	2,622
Adjustments related to acquisitions and divestitures	—	298

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 30, 2025	December 31, 2024

	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$258,997	$370,302
Receivables, net	419,970	409,711
Inventories, net	373,045	343,099
Other current assets	80,509	73,117
Total current assets	1,132,521	1,196,229
Property, plant and equipment, less accumulated depreciation	505,648	495,625
Operating lease right-of-use assets	116,119	118,551
Goodwill	1,018,777	1,018,677
Intangible assets, less accumulated amortization	416,666	419,074
Deferred income taxes	16,289	16,353
Other long-lived assets	64,493	63,429
	$3,270,513	$3,327,938

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$307,057	$315,724
Accrued liabilities	281,171	306,980
Total current liabilities	588,228	622,704
Long-term debt	1,178,604	1,130,101
Postretirement benefits	65,247	63,260
Deferred income taxes	77,463	77,333
Long-term operating lease liabilities	97,158	100,049
Other long-term liabilities	41,306	39,755
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	840,565	839,755
Retained earnings	1,225,949	1,176,036
Accumulated other comprehensive loss	(40,682)	(3,532)
Treasury stock	(803,828)	(718,026)
Total stockholders’ equity	1,222,507	1,294,736
	$3,270,513	$3,327,938

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Three Months Ended
	March 30, 2025	March 31, 2024

	(In thousands)
Cash flows from operating activities:
Net income	$51,937	$37,309
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	29,784	26,987
Share-based compensation	7,776	6,397
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes, acquired businesses and disposals:
Receivables	(5,934)	54,472
Inventories	(26,676)	(9,657)
Accounts payable	(8,612)	(76,904)
Accrued liabilities	(40,913)	(45,868)
Income taxes	6,813	9,470
Other assets	(3,634)	(1,353)
Other liabilities	(3,100)	1,868
Net cash provided by operating activities	7,441	2,721
Cash flows from investing activities:
Capital expenditures	(32,202)	(24,250)
Cash from business acquisitions	7,918	—
Proceeds from disposal of tangible assets	106	60
Net cash used for investing activities	(24,178)	(24,190)
Cash flows from financing activities:
Payments under share repurchase program	(84,492)	(57,865)
Withholding tax payments for share-based payment awards	(13,671)	(7,921)
Cash dividends paid	(2,017)	(2,075)
Payments under financing lease obligations	(422)	(227)
Proceeds from issuance of common stock	3,818	3,152
Net cash used for financing activities	(96,784)	(64,936)
Effect of foreign currency exchange rate changes on cash and cash equivalents	2,216	(3,809)
Decrease in cash and cash equivalents	(111,305)	(90,214)
Cash and cash equivalents, beginning of period	370,302	597,044
Cash and cash equivalents, end of period	$258,997	$506,830

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value, and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for acquisition-related expenses, such as amortization of intangibles and impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended
	March 30, 2025	March 31, 2024

	(In thousands, except percentages and per share amounts)
Revenues	$624,861	$535,675

GAAP gross profit	$245,840	$201,596
Amortization of software development intangible assets	2,613	2,713
Severance, restructuring, and acquisition integration costs	9	1,287
Adjusted gross profit	$248,462	$205,596

GAAP gross profit margin	39.3%	37.6%
Adjusted gross profit margin	39.8%	38.4%

GAAP selling, general and administrative expenses	$(131,522)	$(110,768)
Severance, restructuring, and acquisition integration costs	1,594	2,326
Adjustments related to acquisitions and divestitures	298	298
Adjusted selling, general and administrative expenses	$(129,630)	$(108,144)

GAAP research and development expenses	$(28,417)	$(26,999)
Severance, restructuring, and acquisition integration costs	95	599
Adjusted research and development expenses	$(28,322)	$(26,400)

GAAP net income	$51,937	$37,309
Income tax expense	10,144	8,360
Interest expense, net	10,104	7,582
Total non-operating adjustments	20,248	15,942

Amortization of intangible assets	13,275	10,809
Amortization of software development intangible assets	2,613	2,713
Severance, restructuring, and acquisition integration costs	1,698	4,212
Adjustments related to acquisitions and divestitures	298	298
Total operating income adjustments	17,884	18,032
Depreciation expense	13,896	13,465

Adjusted EBITDA	$103,965	$84,748

GAAP net income margin	8.3%	7.0%
Adjusted EBITDA margin	16.6%	15.8%

GAAP net income	$51,937	$37,309
Less: Net loss attributable to noncontrolling interest	—	(4)
GAAP net income attributable to Belden stockholders	$51,937	$37,313

GAAP net income	$51,937	$37,309
Plus: Operating income adjustments from above	17,884	18,032
Less: Tax effect of adjustments above	4,336	4,069
Less: Net loss attributable to noncontrolling interest	—	(4)
Adjusted net income attributable to Belden stockholders	$65,485	$51,276

GAAP income per diluted share attributable to Belden stockholders	$1.27	$0.90
Adjusted income per diluted share attributable to Belden stockholders	$1.60	$1.24

GAAP and adjusted diluted weighted average shares	40,844	41,491

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended
	March 30, 2025	March 31, 2024

	(In thousands)
GAAP net cash provided by operating activities	$7,441	$2,721
Capital expenditures	(32,202)	(24,250)
Proceeds from disposal of tangible assets	106	60
Non-GAAP free cash flow	$(24,655)	$(21,469)

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2025 Guidance

Three Months Ended
June 29, 2025

GAAP income per diluted share attributable to Belden stockholders	$1.25 - $1.35
Amortization of intangible assets	0.30
Severance, restructuring, and acquisition integration costs	0.11
Adjustments related to acquisitions and divestitures	0.01
Adjusted income per diluted share attributable to Belden stockholders	$1.67 - $1.77

Our guidance is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, adjustments related to acquisitions and divestitures, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements

This release contains, and any statements made by us concerning the subject matter of this release may contain, forward-looking statements, including our outlook for the second quarter of 2025 and beyond. Forward-looking statements also include any statements regarding future financial performance (including revenues, growth, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the impact of volatility in global trade policies and tariffs; disruptions in the Company’s information systems including due to cyber-attacks; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; the impact of a challenging global economy, including the impact of inflation, or a downturn in served markets; inflation and changes in the price and availability of raw materials leading to higher input and labor costs; the competitiveness of the global markets in which we operate; the impact of disruptions in the global supply chain, including the inability to timely obtain raw materials and components in sufficient quantities on commercially reasonable terms; the inability of the Company to develop and introduce new products; competitive responses to our products; difficulty in forecasting revenues due to the unpredictable timing of orders related to customer projects as well as the impacts of channel inventory; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to achieve our strategic priorities in emerging markets; the presence of substitute products in the marketplace; the impacts of extreme weather events and other climate-related catastrophes; the possibility of future epidemics or pandemics; volatility in credit and foreign exchange markets; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the inability to successfully complete and integrate acquisitions, in furtherance of the Company’s strategic plan, as well as the inability to accurately forecast the financial impacts of acquisitions; the inability to retain key employees; disruption of, or changes in, the Company’s key distribution channels; the presence of activists proposing certain actions by the Company; perceived or actual product failures; the impact of regulatory requirements and other legal compliance issues; inability to satisfy the increasing expectations with respect to environmental, social and governance matters; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; risks related to the use of open source software; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the period ended December 31, 2024, filed with the SEC on February 13, 2025. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers complete connection solutions that unlock untold possibilities for our customers, their customers and the world. We advance ideas and technologies that enable a safer, smarter and more prosperous future. Throughout our 120+ year history we have evolved as a company, but our purpose remains – making connections. By connecting people, information and ideas, we make it possible. We are headquartered in St. Louis and have manufacturing capabilities in North America, Europe, Asia and Africa. For more information, visit us at www.belden.com; follow us on Facebook, LinkedIn and X/Twitter.

BDC-Financial

Contact:
Belden Investor Relations
Aaron Reddington, CFA
(317) 219-9359
Investor.Relations@Belden.com